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                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Purina Mills, Inc. on Form S-8 of our report dated August 7, 1998 relating to the year ended December 31, 1997 and the period January 1, 1998 through March 12, 1998, appearing in the Registration Statement on Form 10 (Registration No. 000-30077) filed March 23, 2000, as amended May 18, 2000.

/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
September 14, 2000